Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Annual Report on Form 40-F (the “Annual Report”) of Enerplus Resources Fund (the “Fund”) which includes the Fund’s Annual Information Form dated March 12, 2010 for the year ended December 31, 2009, which document makes reference to our firm and our report dated January 25, 2010, evaluating the Fund’s contingent and prospective bitumen resources effective December 31, 2009.

Calgary, Alberta, Canada	GLJ PETROLEUM CONSULTANTS LTD.
January 24, 2011

/s/ Dana B.Laustsen
Dana B. Laustsen, P. Eng. Executive Vice-President